Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2011 Results

NEW YORK--(BUSINESS WIRE)--April 20, 2011--E*TRADE Financial Corporation (NASDAQ: ETFC):

First Quarter Results

  Net income of $45 million, or $0.16 per share, improved from $0.11 loss per share in prior quarter and $0.25 loss per share in first quarter 2010
  Total net revenue of $537 million, up from $518 million in prior quarter and flat compared with $537 million in first quarter 2010
  Provision for loan losses of $116 million, down from $194 million in prior quarter and down from $268 million in first quarter 2010
  Special mention delinquencies (30-89 days) down 14 percent from prior quarter; at-risk delinquencies (30-179 days) down 11 percent from prior quarter
  Daily Average Revenue Trades (DARTs) of 177,000, up 18 percent from prior quarter and up 14 percent from first quarter 2010
  Net new brokerage accounts of 51,000, up from 28,000 in prior quarter and 2,000 in first quarter 2010
  Net new brokerage assets of $3.9 billion, up from $2.4 billion in prior quarter and $2.2 billion in first quarter 2010

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2011, reporting net income of $45 million, or $0.16 per share, compared with a net loss of $24 million, or $0.11 loss per share, in the prior quarter and a net loss of $48 million, or $0.25 loss per share, in the first quarter of 2010. The company reported total net revenue of $537 million for the first quarter, compared with $518 million in the prior quarter and $537 million in the year-ago period.

“E*TRADE is off to a terrific start in 2011,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial Corporation. “Our first quarter results benefited from strength in our brokerage franchise, growth in both interest and non-interest revenue, positive loan performance trends and ongoing expense management. We reported impressive sequential and year-over-year growth in DARTs, brokerage accounts and margin receivables, and net new brokerage assets of $3.9 billion were the highest we’ve ever recorded. With increased capacity to invest in the franchise, continued improvement in loan performance trends and a focus on expenses, E*TRADE is well positioned for growth.”

E*TRADE reported DARTs of 177,000 during the quarter, an increase of 18 percent from the prior quarter and an increase of 14 percent versus the same quarter a year ago.

At quarter end, the company reported 4.3 million customer accounts, which included 2.7 million brokerage accounts. Net new brokerage accounts were 51,000 during the quarter compared with 28,000 in the prior quarter and 2,000 in the first quarter of 2010.

The company ended the quarter with $189 billion in total customer assets, compared with $176 billion in the prior quarter.

During the quarter, net new brokerage assets were positive $3.9 billion, the highest level on record by the company. Brokerage related cash increased by $1.4 billion to $25.9 billion during the period, while customers were net buyers of approximately $2.3 billion of securities. Average margin receivables increased 10 percent sequentially from $4.9 billion to $5.4 billion.

Net operating interest income for the first quarter was $310 million, reflecting a net interest spread of 2.84 percent on average interest-earning assets of $42.7 billion. The $5 million sequential increase in net operating interest income resulted from a $1.3 billion increase in average interest-earning assets, reflecting the increase in brokerage customer cash.

Commissions, fees and service charges, principal transactions, and other revenue in the first quarter were $201 million, compared with $181 million in the fourth quarter of 2010. This reflected the sequential increase in trading activity. Average commission per trade was $11.32, a slight decline sequentially from $11.37 in the fourth quarter.

Total net revenue in the quarter also included $26 million of net gains on loans and securities, including net impairment of $6 million.

Total operating expense declined two percent, or $7 million, to $298 million from the prior quarter, and included a seasonal increase in advertising spend and $4 million in restructuring expenses. Mr. Freiberg commented: “We are committed to managing expenses in line with 2010 levels, while, at the same time, investing in the franchise. Our advertising spend is driving meaningful results and our sales force, which we plan to grow by 35 percent this year, is focused on building and extending relationships with retail investors and with corporate clients of our equity compensation solutions business. We believe these initiatives will drive profitable growth and shareholder value.”

The company’s loan portfolio contracted by $0.9 billion from the prior quarter, including $0.7 billion related to prepayments or scheduled principal reductions. First quarter provision for loan losses decreased $78 million from the prior quarter to $116 million.

Net charge-offs in the quarter were $194 million, a decrease of $2 million from the prior quarter. The allowance for loan losses remained at $1.0 billion, or six percent of gross loans receivable, at quarter end.

For the company’s entire loan portfolio, special mention delinquencies declined by 14 percent, and at-risk delinquencies declined by 11 percent in the quarter. As compared to the year-ago period, special mention delinquencies declined 34 percent and at-risk delinquencies declined 33 percent.

As of March 31, 2011, the company reported E*TRADE Bank Tier 1 capital ratios of 7.54 percent to total adjusted assets and 14.29 percent to risk-weighted assets. E*TRADE Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $1.3 billion at quarter end.

Historical metrics and financials through March 2011 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 55555314. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the company to build and extend relationships with retail investors and corporate clients, invest in our franchise and grow our sales force, drive profitable growth and shareholder value, manage expenses in line with 2010 levels, and continue progress in our legacy loan portfolio. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (“SEC”) (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the company disclaims any obligation to update any information.

© 2011 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Revenue:
Operating interest income	$387,466	$381,901	$406,966
Operating interest expense	(77,764)	(76,977)	(86,569)
Net operating interest income	309,702	304,924	320,397
Commissions	124,433	108,677	113,252
Fees and service charges	37,245	35,364	42,230
Principal transactions	29,576	26,917	26,211
Gains on loans and securities, net	32,334	41,354	29,046
Net impairment	(6,062)	(9,559)	(8,652)
Other revenues	9,467	10,272	14,019
Total non-interest income	226,993	213,025	216,106
Total net revenue	536,695	517,949	536,503
Provision for loan losses	116,058	193,784	267,979

Operating expense:
Compensation and benefits	84,003	81,110	87,210
Clearing and servicing	39,155	36,393	39,159
Advertising and market development	44,365	38,648	38,135
Professional services	23,468	25,304	20,290
FDIC insurance premiums	20,567	19,382	19,315
Communications	15,555	16,948	20,447
Occupancy and equipment	16,814	17,238	18,207
Depreciation and amortization	22,047	22,088	20,646
Amortization of other intangibles	6,538	7,076	7,142
Facility restructuring and other exit activities	3,552	9,872	3,373
Other operating expenses	21,950	30,627	21,412
Total operating expense	298,014	304,686	295,336
Income (loss) before other income (expense) and income tax expense (benefit)	122,623	19,479	(26,812)

Other income (expense):
Corporate interest income	616	55	23
Corporate interest expense	(43,277)	(43,069)	(41,043)
Gains on sales of investments, net	-	855	109
Equity in income (loss) of investments and venture funds	(998)	(2,335)	1,794
Total other income (expense)	(43,659)	(44,494)	(39,117)
Income (loss) before income tax expense (benefit)	78,964	(25,015)	(65,929)
Income tax expense (benefit)	33,731	(900)	(18,092)
Net income (loss)	$45,233	$(24,115)	$(47,837)

Basic earnings (loss) per share(1)	$0.20	$(0.11)	$(0.25)
Diluted earnings (loss) per share(1)	$0.16	$(0.11)	$(0.25)

Shares used in computation of per share data (1):
Basic	230,301	220,545	192,195
Diluted(2)	289,677	220,545	192,195

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and equivalents	$1,864,328	$2,374,346
Cash and investments required to be segregated under federal or other regulations	319,667	609,510
Trading securities	83,751	62,173
Available-for-sale securities	16,124,004	14,805,677
Held-to-maturity securities	3,381,135	2,462,710
Margin receivables	5,707,702	5,120,575
Loans, net	14,340,566	15,127,390
Investment in FHLB stock	164,579	164,381
Property and equipment, net	300,140	302,658
Goodwill	1,934,232	1,939,976
Other intangibles, net	305,418	325,403
Other assets	3,071,021	3,078,202
Total assets	$47,596,543	$46,373,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,971,630	$25,240,297
Securities sold under agreements to repurchase	5,866,189	5,888,249
Customer payables	5,353,540	5,020,086
FHLB advances and other borrowings	2,728,147	2,731,714
Corporate debt	1,868,607	2,145,881
Other liabilities	1,410,638	1,294,329
Total liabilities	43,198,751	42,320,556

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
March 31, 2011 and December 31, 2010, shares issued and outstanding:
248,242,656 at March 31, 2011 and 220,840,821 at December 31, 2010	2,482	2,208
Additional paid-in-capital	6,920,812	6,640,715
Accumulated deficit	(2,106,605)	(2,151,838)
Accumulated other comprehensive loss	(418,897)	(438,640)
Total shareholders' equity	4,397,792	4,052,445
Total liabilities and shareholders' equity	$47,596,543	$46,373,001

Segment Reporting

	Three Months Ended March 31, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$202,487	$319,205	$6	$(134,232)	$387,466
Operating interest expense	(13,635)	(198,361)	-	134,232	(77,764)
Net operating interest income	188,852	120,844	6	-	309,702
Commissions	124,433	-	-	-	124,433
Fees and service charges	36,148	1,097	-	-	37,245
Principal transactions	29,576	-	-	-	29,576
Gains on loans and securities, net	112	32,222	-	-	32,334
Net impairment	-	(6,062)	-	-	(6,062)
Other revenues	7,936	1,531	-	-	9,467
Total non-interest income	198,205	28,788	-	-	226,993
Total net revenue	387,057	149,632	6	-	536,695
Provision for loan losses	-	116,058	-	-	116,058

Operating expense:
Compensation and benefits	61,841	4,494	17,668	-	84,003
Clearing and servicing	21,096	18,059	-	-	39,155
Advertising and market development	44,365	-	-	-	44,365
Professional services	13,308	612	9,548	-	23,468
FDIC insurance premiums	-	20,567	-	-	20,567
Communications	14,967	267	321	-	15,555
Occupancy and equipment	15,144	702	968	-	16,814
Depreciation and amortization	16,966	326	4,755	-	22,047
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	3,552	-	3,552
Other operating expenses	8,389	8,438	5,123	-	21,950
Total operating expense	202,614	53,465	41,935	-	298,014
Segment income (loss) before other income (expense)	184,443	(19,891)	(41,929)	-	122,623
Other income (expense):
Corporate interest income	-	-	616	-	616
Corporate interest expense	-	-	(43,277)	-	(43,277)
Equity in loss of investments and venture funds	-	-	(998)	-	(998)
Total other income (expense)	-	-	(43,659)	-	(43,659)
Segment income (loss)	$184,443	$(19,891)	$(85,588)	$-	$78,964

	Three Months Ended December 31, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$202,982	$317,665	$6	$(138,752)	$381,901
Operating interest expense	(13,973)	(201,756)	-	138,752	(76,977)
Net operating interest income	189,009	115,909	6	-	304,924
Commissions	108,677	-	-	-	108,677
Fees and service charges	33,554	1,810	-	-	35,364
Principal transactions	26,917	-	-	-	26,917
Gains (losses) on loans and securities, net	(58)	41,441	(29)	-	41,354
Net impairment	-	(9,559)	-	-	(9,559)
Other revenues	8,581	1,691	-	-	10,272
Total non-interest income	177,671	35,383	(29)	-	213,025
Total net revenue	366,680	151,292	(23)	-	517,949
Provision for loan losses	-	193,784	-	-	193,784

Operating expense:
Compensation and benefits	54,734	4,832	21,544	-	81,110
Clearing and servicing	18,125	18,268	-	-	36,393
Advertising and market development	38,648	-	-	-	38,648
Professional services	12,824	1,321	11,159	-	25,304
FDIC insurance premiums	-	19,382	-	-	19,382
Communications	16,332	260	356	-	16,948
Occupancy and equipment	16,087	726	425	-	17,238
Depreciation and amortization	16,910	327	4,851	-	22,088
Amortization of other intangibles	7,076	-	-	-	7,076
Facility restructuring and other exit activities	-	-	9,872	-	9,872
Other operating expenses	11,249	11,008	8,370	-	30,627
Total operating expense	191,985	56,124	56,577	-	304,686
Segment income (loss) before other income (expense)	174,695	(98,616)	(56,600)	-	19,479
Other income (expense):
Corporate interest income	-	-	55	-	55
Corporate interest expense	-	-	(43,069)	-	(43,069)
Gains on sales of investments, net	-	-	855	-	855
Equity in loss of investments and venture funds	-	-	(2,335)	-	(2,335)
Total other income (expense)	-	-	(44,494)	-	(44,494)
Segment income (loss)	$174,695	$(98,616)	$(101,094)	$-	$(25,015)

	Three Months Ended March 31, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$214,577	$352,290	$8	$(159,909)	$406,966
Operating interest expense	(20,936)	(225,542)	-	159,909	(86,569)
Net operating interest income	193,641	126,748	8	-	320,397
Commissions	113,252	-	-	-	113,252
Fees and service charges	41,229	1,001	-	-	42,230
Principal transactions	26,211	-	-	-	26,211
Gains on loans and securities, net	-	29,042	4	-	29,046
Net impairment	-	(8,652)	-	-	(8,652)
Other revenues	11,428	2,591	-	-	14,019
Total non-interest income	192,120	23,982	4	-	216,106
Total net revenue	385,761	150,730	12	-	536,503
Provision for loan losses	-	267,979	-	-	267,979

Operating expense:
Compensation and benefits	62,811	3,311	21,088	-	87,210
Clearing and servicing	19,490	19,669	-	-	39,159
Advertising and market development	38,135	-	-	-	38,135
Professional services	11,354	589	8,347	-	20,290
FDIC insurance premiums	-	19,315	-	-	19,315
Communications	19,717	229	501	-	20,447
Occupancy and equipment	16,897	682	628	-	18,207
Depreciation and amortization	15,464	312	4,870	-	20,646
Amortization of other intangibles	7,142	-	-	-	7,142
Facility restructuring and other exit activities	-	-	3,373	-	3,373
Other operating expenses	9,004	7,595	4,813	-	21,412
Total operating expense	200,014	51,702	43,620	-	295,336
Segment income (loss) before other income (expense)	185,747	(168,951)	(43,608)	-	(26,812)
Other income (expense):
Corporate interest income	-	-	23	-	23
Corporate interest expense	-	-	(41,043)	-	(41,043)
Gains on sales of investments, net	-	-	109	-	109
Equity in income of investments and venture funds	-	-	1,794	-	1,794
Other income (expense)	-	-	(39,117)	-	(39,117)
Segment income (loss)	$185,747	$(168,951)	$(82,725)	$-	$(65,929)

Key Performance Metrics(4)

Corporate Metrics	Qtr ended 3/31/11	Qtr ended 12/31/10	Qtr ended 3/31/11 vs. 12/31/10	Qtr ended 3/31/10	Qtr ended 3/31/11 vs. 3/31/10

Operating margin %(5)
Consolidated	23%	4%	19%	N.M.	N.M.
Trading and Investing	48%	48%	0%	48%	0%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	2,958	2,962	0%	3,018	(2)%
Consultants and other	200	209	(4)%	159	26%
Total headcount	3,158	3,171	0%	3,177	(1)%

Book value per share	$17.72	$18.35	(3)%	$19.47	(9)%
Tangible book value per share(6)	$9.62	$9.08	6%	$8.69	11%

Corporate cash ($MM)	$460.9	$470.5	(2)%	$418.4	10%

Enterprise net interest spread (basis points)(7)	284	288	(1)%	296	(4)%
Enterprise interest-earning assets, average ($MM)	$42,742	$41,467	3%	$42,409	1%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$45.2	$(24.1)	N.M.	$(47.8)	N.M.
Income tax expense (benefit)	33.7	(0.9)	N.M.	(18.1)	N.M.
Depreciation & amortization	28.6	29.1	(2)%	27.8	3%
Corporate interest expense	43.3	43.1	0%	41.0	6%
EBITDA	$150.8	$47.2	219%	$2.9	N.M.

Interest coverage(8)	3.5	1.1	N.M.	0.1	N.M.

Bank earnings before taxes and before credit losses ($MM)(9)	$229.7	$208.9	10%	$239.7	(4)%

Trading and Investing Metrics

Trading days	62.0	63.5	N.M.	61.0	N.M.

DARTs	177,279	150,540	18%	155,310	14%

Total trades (MM)(10)	11.0	9.6	15%	9.5	16%
Average commission per trade	$11.32	$11.37	0%	$11.38	(1)%

End of period margin receivables ($B)	$5.7	$5.1	12%	$3.8	50%
Average margin receivables ($B)	$5.4	$4.9	10%	$3.9	38%

Gross new brokerage accounts	116,753	96,057	22%	102,796	14%
Gross new stock plan accounts	56,169	49,612	13%	41,648	35%
Gross new banking accounts	5,794	4,994	16%	7,252	(20)%
Closed accounts(10)	(124,952)	(129,589)	N.M.	(272,212)	N.M.
Net new accounts	53,764	21,074	N.M.	(120,516)	N.M.

Net new brokerage accounts	50,512	27,609	N.M.	1,898	N.M.
Net new stock plan accounts	19,581	15,074	N.M.	390	N.M.
Net new banking accounts	(16,329)	(21,609)	N.M.	(122,804)	N.M.
Net new accounts	53,764	21,074	N.M.	(120,516)	N.M.

End of period brokerage accounts	2,734,823	2,684,311	2%	2,631,977	4%
End of period stock plan accounts	1,068,105	1,048,524	2%	1,026,203	4%
End of period banking accounts	498,668	514,997	(3)%	600,600	(17)%
End of period total accounts	4,301,596	4,247,832	1%	4,258,780	1%

Customer Assets ($B)
Security holdings	$130.0	$121.1	7%	$106.9	22%
Customer payables (cash)	5.4	5.0	8%	5.2	4%
Customer cash balances held by third parties	3.4	3.4	0%	3.2	6%
Unexercised stock plan customer options (vested)	24.2	21.6	12%	19.0	27%
Customer assets in brokerage and stock plan accounts	163.0	151.1	8%	134.3	21%
Sweep deposits	17.1	16.1	6%	13.4	28%
Savings, transaction and other	8.8	9.0	(2)%	11.1	(21)%
Customer assets in banking accounts	25.9	25.1	3%	24.5	6%
Total customer assets	$188.9	$176.2	7%	$158.8	19%

Net new brokerage assets ($B)(11)	$3.9	$2.4	N.M.	$2.2	N.M.
Net new banking assets ($B)(11)	(0.2)	(0.2)	N.M.	(1.8)	N.M.
Net new customer assets ($B)(11)	$3.7	$2.2	N.M.	$0.4	N.M.

Brokerage related cash ($B)	$25.9	$24.5	6%	$21.8	19%
Other customer cash and deposits ($B)	8.8	9.0	(2)%	11.1	(21)%
Total customer cash and deposits ($B)	$34.7	$33.5	4%	$32.9	5%

Unexercised stock plan customer options (unvested) ($B)	$42.8	$37.9	13%	$30.9	39%

Market Making
Equity shares traded (MM)	190,332	166,399	14%	185,282	3%
Average revenue capture per 1,000 equity shares	$0.153	$0.158	(3)%	$0.135	13%
% of Bulletin Board equity shares to total equity shares	95.5%	95.9%	(0)%	96.4%	(1)%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(12)	7.54%	7.30%	0.24%	6.83%	0.71%
Tier 1 capital to risk-weighted assets ratio(12)	14.29%	13.75%	0.54%	13.07%	1.22%
Risk-based capital ratio(12)	15.56%	15.02%	0.54%	14.36%	1.20%
E*TRADE Bank excess Tier 1 capital ($MM)(12)	$1,094.1	$960.5	14%	$768.3	42%
E*TRADE Bank excess Tier 1 capital to risk-weighted assets(12)	$1,872.2	$1,706.6	10%	$1,534.0	22%
E*TRADE Bank excess risk-based capital ($MM)(12)	$1,255.0	$1,105.6	14%	$945.6	33%

Loans receivable ($MM)
Average loans receivable	$15,820	$16,739	(5)%	$19,921	(21)%
Ending loans receivable, net	$14,336	$15,122	(5)%	$17,933	(20)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$6,464	$6,800	(5)%	$8,038	(20)%
30-89 days delinquent	330	389	(15)%	527	(37)%
90-179 days delinquent	213	226	(6)%	339	(37)%
Total 30-179 days delinquent	543	615	(12)%	866	(37)%
180+ days delinquent (net of $295M, $309M and $327M in charge-offs for Q111, Q410 and Q110, respectively)	741	785	(6)%	881	(16)%
Total delinquent loans(13)	1,284	1,400	(8)%	1,747	(27)%
Gross loans receivable(14)	$7,748	$8,200	(6)%	$9,785	(21)%

Home Equity
Current	$5,844	$6,121	(5)%	$7,086	(18)%
30-89 days delinquent	155	175	(11)%	214	(28)%
90-179 days delinquent	136	143	(5)%	170	(20)%
Total 30-179 days delinquent	291	318	(8)%	384	(24)%
180+ days delinquent (net of $25M, $25M and $27M in charge-offs for Q111, Q410 and Q110, respectively)	54	52	4%	56	(4)%
Total delinquent loans(13)	345	370	(7)%	440	(22)%
Gross loans receivable(14)	$6,189	$6,491	(5)%	$7,526	(18)%

Consumer and Other
Current	$1,324	$1,431	(7)%	$1,750	(24)%
30-89 days delinquent	24	25	(4)%	28	(14)%
90-179 days delinquent	3	5	(40)%	5	(40)%
Total 30-179 days delinquent	27	30	(10)%	33	(18)%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	28	31	(10)%	34	(18)%
Gross loans receivable(14)	$1,352	$1,462	(8)%	$1,784	(24)%

Total Loans Receivable
Current	$13,632	$14,352	(5)%	$16,874	(19)%
30-89 days delinquent	509	589	(14)%	769	(34)%
90-179 days delinquent	352	374	(6)%	514	(32)%
Total 30-179 days delinquent	861	963	(11)%	1,283	(33)%
180+ days delinquent	796	838	(5)%	938	(15)%
Total delinquent loans	1,657	1,801	(8)%	2,221	(25)%
Total gross loans receivable(14)	$15,289	$16,153	(5)%	$19,095	(20)%

TDR performance detail ($MM)(15)

One- to Four-Family TDRs
Current	$526	$420	25%	$170	209%
30-89 days delinquent	49	56	(13)%	55	(11)%
90-179 days delinquent	24	22	9%	28	(14)%
Total 30-179 days delinquent	73	78	(6)%	83	(12)%
180+ days delinquent	47	51	(8)%	31	52%
Total delinquent TDRs	120	129	(7)%	114	5%
TDRs	$646	$549	18%	$284	127%

Home Equity TDRs
Current	$372	$389	(4)%	$335	11%
30-89 days delinquent	56	57	(2)%	57	(2)%
90-179 days delinquent	35	39	(10)%	34	3%
Total 30-179 days delinquent	91	96	(5)%	91	0%
180+ days delinquent	4	3	33%	1	300%
Total delinquent TDRs	95	99	(4)%	92	3%
TDRs	$467	$488	(4)%	$427	9%

Total TDRs
Current	$898	$809	11%	$505	78%
30-89 days delinquent	105	113	(7)%	112	(6)%
90-179 days delinquent	59	61	(3)%	62	(5)%
Total 30-179 days delinquent	164	174	(6)%	174	(6)%
180+ days delinquent	51	54	(6)%	32	59%
Total delinquent TDRs	215	228	(6)%	206	4%
TDRs	$1,113	$1,037	7%	$711	57%

Activity in Allowance for Loan Losses

	Three Months Ended March 31, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/10	$389,594	$576,089	$65,486	$1,031,169
Provision for loan losses	17,839	90,349	7,870	116,058
Charge-offs, net	(54,316)	(127,267)	(12,038)	(193,621)
Allowance for loan losses, ending 3/31/11	$353,117	$539,171	$61,318	$953,606

	Three Months Ended December 31, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/10	$397,130	$571,357	$64,354	$1,032,841
Provision for loan losses	55,791	123,155	14,838	193,784
Charge-offs, net	(63,327)	(118,423)	(13,706)	(195,456)
Allowance for loan losses, ending 12/31/10	$389,594	$576,089	$65,486	$1,031,169

	Three Months Ended March 31, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/09	$489,887	$620,067	$72,784	$1,182,738
Provision for loan losses	46,533	207,332	14,114	267,979
Charge-offs, net	(102,557)	(170,226)	(15,543)	(288,326)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391

Specific Valuation Allowance Activity

	As of March 31, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$646,064	$84,990	$561,074	13%	27%
Home equity	467,111	253,492	213,619	54%	58%
Total	$1,113,175	$338,482	$774,693	30%	39%

	As of December 31, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$548,542	$84,492	$464,050	15%	28%
Home equity	488,329	272,475	215,854	56%	59%
Total	$1,036,871	$356,967	$679,904	34%	42%

	As of March 31, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$283,511	$34,474	$249,037	12%	21%
Home equity	427,404	196,503	230,901	46%	49%
Total	$710,915	$230,977	$479,938	32%	38%

Average Enterprise Balance Sheet Data

	Three Months Ended
	March 31, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$15,824,906	$186,345	4.71%
Margin receivables	5,443,336	56,293	4.19%
Available-for-sale mortgage-backed securities	14,416,931	104,876	2.91%
Available-for-sale investment securities	1,335,947	6,296	1.88%
Held-to-maturity securities	2,518,499	20,750	3.30%
Cash and equivalents	1,831,111	943	0.21%
Segregated cash and investments	727,193	234	0.13%
Securities borrowed and other	643,782	9,781	6.16%
Total enterprise interest-earning assets	$42,741,705	385,518	3.61%
Enterprise interest-bearing liabilities:
Retail deposits	$25,564,928	11,353	0.18%
Brokered certificates of deposit	70,385	921	5.31%
Customer payables	5,319,100	1,866	0.14%
Securities sold under agreements to repurchase	5,885,044	37,993	2.58%
FHLB advances and other borrowings	2,752,190	25,264	3.67%
Securities loaned and other	684,968	334	0.20%
Total enterprise interest-bearing liabilities	$40,276,615	77,731	0.77%
Enterprise net interest income/spread(7)		$307,787	2.84%

	Three Months Ended
	December 31, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$16,745,093	$199,817	4.77%
Margin receivables	4,889,694	52,849	4.29%
Available-for-sale mortgage-backed securities	11,812,514	85,386	2.89%
Available-for-sale investment securities	2,171,437	11,549	2.13%
Held-to-maturity securities	2,465,678	20,051	3.25%
Cash and equivalents	1,966,205	1,071	0.22%
Segregated cash and investments	756,426	319	0.17%
Securities borrowed and other	660,104	8,882	5.34%
Total enterprise interest-earning assets	$41,467,151	379,924	3.66%
Enterprise interest-bearing liabilities:
Retail deposits	$24,560,235	11,780	0.19%
Brokered certificates of deposit	110,501	1,445	5.19%
Customer payables	4,868,911	1,748	0.14%
Securities sold under agreements to repurchase	5,904,736	32,883	2.18%
FHLB advances and other borrowings	2,754,626	28,739	4.08%
Securities loaned and other	656,858	359	0.22%
Total enterprise interest-bearing liabilities	$38,855,867	76,954	0.78%
Enterprise net interest income/spread(7)		$302,970	2.88%

	Three Months Ended
	March 31, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$19,928,531	$241,580	4.85%
Margin receivables	4,022,171	44,713	4.51%
Available-for-sale mortgage-backed securities	9,692,701	81,860	3.38%
Available-for-sale investment securities	4,027,737	27,725	2.75%
Held-to-maturity securities	-	-	-
Cash and equivalents	2,449,327	1,401	0.23%
Segregated cash and investments	1,600,976	949	0.24%
Securities borrowed and other	687,449	7,072	4.17%
Total enterprise interest-earning assets	$42,408,892	405,300	3.83%
Enterprise interest-bearing liabilities:
Retail deposits	$24,821,581	18,471	0.30%
Brokered certificates of deposit	119,802	1,489	5.04%
Customer payables	5,206,873	1,925	0.15%
Securities sold under agreements to repurchase	6,371,964	34,746	2.18%
FHLB advances and other borrowings	2,761,366	29,428	4.26%
Securities loaned and other	620,335	495	0.32%
Total enterprise interest-bearing liabilities	$39,901,921	86,554	0.87%
Enterprise net interest income/spread(7)		$318,746	2.96%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(In thousands)
Enterprise net interest income	$307,787	$302,970	$318,746
Taxable equivalent interest adjustment(18)	(291)	(293)	(292)
Customer cash held by third parties and other(19)	2,206	2,247	1,943
Net operating interest income	$309,702	$304,924	$320,397

SUPPLEMENTAL INFORMATION

Reporting Changes

All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. See endnote (1) for line items that have been impacted by this change.

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage and Bank earnings before taxes and before credit losses are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries. See our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. Financial information impacted by this capital change includes EPS, weighted average shares, outstanding shares, common stock and APIC.

(2) Because the Company reported a net loss for the three months ended December 31, 2010 and March 31, 2010, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(4) Amounts and percentages may not calculate due to rounding.

(5) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(6) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q1 2011	Q4 2010	Q1 2010
Book value	$4,397,792	$4,052,445	$3,816,399
Less: Goodwill and other intangibles, net	(2,239,650)	(2,265,379)	(2,301,589)
Less: Deferred tax liability related to goodwill	229,805	219,028	188,795
Tangible book value	$2,387,947	$2,006,094	$1,703,605

	Q1 2011	Q4 2010	Q1 2010
Book value per share	$17.72	$18.35	$19.47
Less: Goodwill and other intangibles, net per share	(9.02)	(10.26)	(11.74)
Less: Deferred tax liability related to goodwill per share	0.92	0.99	0.96
Tangible book value per share	$9.62	$9.08	$8.69

(7) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(8) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was 1.0, (0.6) and (1.2) for the three months ended March 31, 2011, December 31, 2010 and March 31, 2010, respectively.

(9) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from loss before income taxes (dollars in thousands):

	Q1 2011	Q4 2010	Q1 2010
Income (loss) before income taxes	$78,964	$(25,015)	$(65,929)
Add back:
Non-bank loss before income tax benefit(b)	60,927	71,910	58,016
Provision for loan losses	116,058	193,784	267,979
Gains on loans and securities, net	(32,334)	(41,354)	(29,046)
Net impairment	6,062	9,559	8,652
Bank earnings before taxes and before credit losses	$229,677	$208,884	$239,672

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(10) These metrics have been updated for prior periods to exclude international local activity.

(11) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(12) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q111 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q1 2011	Q4 2010	Q1 2010
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,106	$1,090	$899
Bank earnings before taxes and before credit losses	230	209	240
Provision for loan losses	(116)	(194)	(268)
Loan portfolio run-off (a)	66	73	85
Margin decrease (increase)	(58)	(56)	(17)
Capital upstream(b)	(28)	(26)	(39)
Other capital changes (c)	55	10	46
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,255	$1,106	$946

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(13) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their fair value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q1 2011	Q4 2010	Q1 2010
One- to four-family	$427	$419	$385
Home equity	143	141	124
Total charge-offs	$570	$560	$509

(14) Includes unpaid principal balances and premiums (discounts).

(15) The TDR loan performance detail is a subset of the Company’s total loan performance.

(16) The total expected loss on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(17) Excludes loans to customers on margin.

(18) Gross-up for tax-exempt securities.

(19) Includes interest earned on average customer assets of $3.6 billion, $3.3 billion and $3.1 billion for the quarters ended March 31, 2011, December 31, 2010 and March 31, 2010, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com